EXHIBIT 1



                                  SCHEDULE 13D

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of Amendment No. 6 to the Schedule 13D to which this Agreement is an Exhibit and to all subsequent amendments, and agree that this Agreement is to be included as an Exhibit to any such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 24th day of February, 1997.

                                        BRITISH AEROSPACE PUBLIC
                                        LIMITED COMPANY


                                        By: /S/ DAVID S. PARKES
                                            ------------------------------
                                              Name: David S. Parkes
                                              Title: Assistant Secretary



                                        BRITISH AEROSPACE HOLDINGS, INC.


                                        By: /S/ CHARLES E. GABA
                                            ------------------------------
                                             Name: Charles E. Gaba
                                             Title: Vice President, General
                                                       Counsel and Secretary

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